HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

FIRST QUARTER 2017 RESULTS

- Q1 2017 Net Income of $18.7 Million, or $0.44 per Share -

-  Q1 2017 Comparable Portfolio RevPAR Growth of 3.1% -

-  Completes Sale of Two Suburban Washington, DC Hotels -

- Enters Dynamic Seattle Market -

- Exits Mystic Partners Joint-Venture -

Philadelphia, PA, April  25, 2017 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the first quarter ended March  31, 2017.

First Quarter 2017 Financial Results

Net income applicable to common shareholders was $18.7 million, or $0.44 per diluted common share, in first quarter 2017, compared to a  net loss applicable to common shareholders of $11.3 million, or $0.26 per diluted common share, in first quarter 2016.  The increase in first quarter 2017 net income and net income per diluted common share was primarily due to an increase in operating income, as well as gains related to the disposition of hotel properties and joint ventures undertaken during the period.

Adjusted Funds from Operations (“AFFO”) in the first quarter 2017 was $13.5 million.  AFFO per diluted common share and OP Unit in the first quarter 2017 was $0.30, a 7.1%  increase from AFFO per diluted common share and OP Unit of $0.28 in the same quarter in 2016 due to an improvement in operating fundamentals, and a reduced share count.  The Company’s weighted average diluted common shares and OP Units outstanding were approximately 44.7 million for the three months ended March 31, 2017, compared to approximately 46.9 million for the three months ended March 31, 2016.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “During the first quarter, Hersha remained very active with its capital recycling strategy, continuing to improve the Company’s high-quality, transient-focused portfolio and positioning it for strong growth.    In early January, we closed on the sale of two suburban Washington, DC properties for $62.0 million, and agreed to a 6-month extension to close on the sale of three suburban West Coast hotels for $130.5 million, a $7.5 million increase from the original purchase price.  We also entered the dynamic Seattle market through the purchase of the Forbes Four Star, AAA Four-Diamond Pan Pacific Hotel, and capitalized on market dislocation in Miami by acquiring The Ritz-Carlton, Coconut Grove at a very attractive basis.  Finally, we liquidated our Mystic joint-venture, adding the high-quality Mystic Marriott Hotel & Spa to our consolidated hotel portfolio and further simplifying our balance sheet.  Successfully recycling capital and upgrading our portfolio quality

and growth profile across the last two years positions us well for continued growth and outperformance.    Looking ahead, we will focus our portfolio strategy on hotels that generate consistent cash flows and provide attractive asset value growth in the country’s highest demand urban gateway and destination markets.”

Mr. Shah continued, “Excluding the Company’s South Florida portfolio, which continues to be affected by headwinds, our comparable portfolio delivered an impressive 6.4% RevPAR growth.    Rate‐based gains,  and robust performance in our Washington, DC cluster from January’s inauguration drove a  Hotel EBITDA increase of 3.5% to $32.5 million.  We are constructive on the cycle’s duration based on an improving macroeconomic environment and healthy employment, coupled with positive demand trends and solid convention calendars across the majority of our markets.  As we move through 2017,  close alignment with our operators and hands-on asset and revenue management strategies will drive profitability.  We are confident that our best-in-class capital allocation and scaled operational capabilities across our unique portfolio of well-located, transient-oriented hotels creates significant value.”

First Quarter 2017 Operating Results

The best performing market during the first quarter was the Company’s Washington, DC Urban portfolio, which reported 15.4% revenue per available room (“RevPAR”) growth.  The Company’s Washington, DC Metro, Philadelphia and Boston portfolios reported 11.9%, 11.1% and 8.2% RevPAR growth, respectively, in first quarter 2017.

The Company’s consolidated EBITDA contribution in the first quarter 2017 continued to shift given the re-positioning of the portfolio.  The West Coast (33%), South Florida (25%) and Washington, DC (18%) portfolios contributed approximately 76% of total consolidated EBITDA in the first quarter 2017 compared to approximately 70% in the first quarter 2016.  New York City contributed 13%, Boston contributed 5%, while Philadelphia contributed 3% of consolidated EBITDA in the first quarter 2017.

RevPAR at the Company's 44 comparable hotels increased 3.1% to $156.43  in first quarter 2017.  The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 1.0% to $200.48, while occupancy increased 157 basis points to 78.0%.    Hotel EBITDA margins for the comparable hotel portfolio decreased 30 bps to 29.4%.  Excluding Hyatt Union Square and The Sanctuary Beach Resort, which reported disproportionate margin deterioration due to renovations in connection with the re-concepting of the restaurant and bar at both hotels, the Company’s comparable Hotel EBITDA margins increased 50 basis points.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 10 hotels as of March  31, 2017.  In first quarter 2017,  the Company’s comparable New York City hotel portfolio reported occupancy of 85.5%.  RevPAR increased 1.3% to $151.66, driven by a 1.1% ADR increase to $177.35.

The Manhattan hotel portfolio consisted of 7 hotels as of March  31, 2017.  The Company’s comparable Manhattan hotel portfolio reported 87.7% occupancy.  RevPAR rose 1.0% to

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 2

$164.88  as a result of 1.5% ADR growth to $188.04.    In the first quarter, the Company outperformed greater Manhattan RevPAR by 330 basis points, and has outperformed the Manhattan market in 11 of the previous 13 quarters as a result of a young, well-located, and purpose-built hotel cluster in-tune with travelers’ tastes and preferences.    Excluding the Hyatt Union Square, where the Company is re-concepting the restaurant and bar, comparable Manhattan portfolio RevPAR increased 2.2%.    The Company’s Manhattan portfolio reported Gross Operating Profitability (“GOP”) and Hotel EBITDA margins of 39.1% and 20.8%, respectively, in the first quarter 2017.     Hotel EBITDA margins excluding the Hyatt Union Square increased 150 bps to 22.8% as a result of strong flow-through of 195.2%.

Financing

As of March 31, 2017, the Company maintained significant financial flexibility with approximately $47.6 million of cash and cash equivalents and full capacity on the Company’s senior unsecured credit facility.  As of March 31, 2017,  41.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps.  The Company’s total consolidated debt had a weighted average interest rate of approximately 3.43% and a weighted average life-to-maturity of approximately 4.1 years.

Acquisitions

On February 1, 2017,  the Company acquired the 115-room Ritz-Carlton in Coconut Grove, Miami, FL for $36.0 million.  The Company funded the acquisition with proceeds from the sale of the Residence Inn Greenbelt, MD as part of a tax-deferred like-kind exchange.  The AAA Four-Diamond Ritz-Carlton is prominently situated on 3.4 acres, across the street from the Company’s 140-room Residence Inn, and one-half block from the waterfront in Coconut Grove.  The hotel is part of a two tower, 22-story residential-hotel condominium complex that opened in 2002.  In addition to the hotel’s 115 rooms, the Ritz-Carlton features 14,000 sq. ft. of meeting space, a restaurant, bar, a destination spa, fitness center, retail space, center and approximately 8,000 sq. ft. of leasable office space.

On February 21, 2017,  the Company acquired the 153-room Pan Pacific Hotel in Seattle, WA for $79.0 million.  The Pan Pacific Hotel is exceptionally located in the vibrant South Lake Union submarket of Seattle’s CBD, the epicenter of the city’s growth over the past several years.  The luxury lifestyle Forbes Four Star, AAA Four-Diamond Pan Pacific Hotel opened in 2006 as part of 2200 Westlake, a mixed-use development with 260 luxury condominiums anchored by a Whole Foods urban prototype and food hall.  The hotel’s 153 rooms, of which 20% are premium suites, feature four fixture baths including separate glass showers and oversized bathtubs.  The hotel’s amenities also include a 3-meal restaurant and bar, 9,100 square feet of meeting space, an outdoor veranda, a fitness center with a feature whirlpool spa, locker rooms and sauna and 60 designated parking spaces.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 3

Dispositions

In January 2017, Hersha closed on the sale of the 203-room Courtyard by Marriott in Alexandria, VA, and the 120-room Residence Inn in Greenbelt, MD for $62.0 million.  In addition, the Company agreed to a 6-month extension to close on the sale of three suburban West Coast hotels for $130.5 million, a $7.5 million increase from the original purchase price, valuing the entire 757-room, 5-hotel suburban portfolio at $192.5 million, or $254,000 per key.  In addition to the price increase, the Company has secured a $10.0 million non-refundable deposit from the purchaser.  The suburban West Coast portfolio sale is anticipated to close in July 2017.

In January 2017, Hersha redeemed its interest in its Mystic Partners joint-venture.   The Company transferred to its former joint-venture partner all of its partnership interests in the Hartford Marriott and the Hartford Hilton for $11.5 million, which represented a 100% recovery of the Company’s equity investment in these assets and net cash at the Mystic Marriott.  The Company simultaneously assumed full ownership of the Mystic Marriott Hotel & Spa without any additional cash payment to the joint-venture partner, and extinguished the property’s mortgage debt.  The Company recognized a gain on the disposition of the Mystic Partners joint-venture of $16.2 million during the first quarter 2017.

Dividends

Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the first quarter ending March 31, 2017. The preferred share dividends were paid April 17, 2017 to holders of record as of April 1, 2017.

The Board of Trustees also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the first quarter ending March 31, 2017.  These common share dividends and limited partnership unit distributions were paid April 17, 2017 to holders of record as of March 31, 2017.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 4

2017 Outlook

The Company is updating its range for Net Income to account for first quarter transactions, while maintaining its operating and financial expectations for full-year 2017.  The Company’s expectations, which are based on the Company’s current view of operating and economic fundamentals, include the Company’s liquidation of The Mystic JV, the suburban Washington, DC hotel dispositions, ownership of the 3 suburban West Coast hotels through June 30, 2017, the acquisition of The Ritz-Carlton, Coconut Grove, and the Company’s acquisition of The Pan Pacific Hotel in Seattle, WA, and does not build in any additional acquisitions, dispositions or capital market activities for 2017.  Based on management’s current outlook and assumptions, the Company’s 2017 operating expectations are as follows:

	2017 Outlook
($’s in millions except per share amounts)	Low	High
Net income	$79.0	$89.0
Net income per share	$1.86	$2.10

Comparable Property RevPAR Growth	0.0%	2.0%
Comparable Property EBITDA Margins	-1.0%	0.0%

Adjusted EBITDA	$162.0	$172.0

Adjusted FFO	$94.0	$104.0
Adjusted FFO per share	$2.08	$2.31

First Quarter 2017 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on April 26, 2017.  Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-364-3104 or 1-719-325-2449 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Wednesday, April 26, 2017, through 11:59 pm Eastern Time on Wednesday, May 10, 2017. The replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international participants. The passcode for the call and the replay is 4711551.  A replay of the webcast will be available on the Company’s website for a limited time.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 5

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets. The Company's 53 hotels totaling 7,944 rooms are located in New York, Washington, DC, Boston, Philadelphia, Miami and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT”.

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2017 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Unit outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2017 outlook and assumptions regarding economic growth, labor markets, real estate values and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including hotel EBITDA margins, the Company’s ability to close on pending transactions on the terms it expects, if at all. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 6

Form 10-K for the year ended December 31, 2016 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of April 25, 2017, and the Company undertakes no duty to update this information unless required by law.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 7

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	March 31, 2017	December 31, 2016
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,924,050	$1,767,570
Investment in Unconsolidated Joint Ventures	2,856	11,441
Cash and Cash Equivalents	47,633	185,644
Escrow Deposits	7,206	8,993
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $0 and $91	11,024	8,769
Due from Related Parties	18,311	18,332
Intangible Assets, Net of Accumulated Amortization of $5,023 and $4,532	17,562	16,944
Other Assets	37,940	39,370
Hotel Assets Held for Sale	57,454	98,473
Total Assets	$2,124,036	$2,155,536

Liabilities and Equity:
Line of Credit	$-	$-
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	707,505	663,500
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,591	50,578
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	312,237	337,821
Accounts Payable, Accrued Expenses and Other Liabilities	65,325	65,106
Dividends and Distributions Payable	17,584	26,050
Liabilities Related to Hotel Assets Held for Sale	-	51,428
Deferred Gain on Disposition of Hotel Assets	81,268	81,314
Total Liabilities	$1,234,510	$1,275,797

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,700,000 Series D and 4,000,000 Series E Shares Issued and Outstanding at March 31, 2017 adn December 31, 2016, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 90,000,000 Shares Authorized at March 31, 2017 and December 31, 2016; 41,794,680 and 41,770,514 Shares Issued and Outstanding at March 31, 2017 and December 31, 2016, respectively	418	418
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at March 31, 2017 and December 31, 2016	-	-
Accumulated Other Comprehensive Income	1,443	1,373
Additional Paid-in Capital	1,197,828	1,198,311
Distributions in Excess of Net Income	(357,800)	(364,831)
Total Shareholders' Equity	842,036	835,418

Noncontrolling Interests - Common Units and LTIP Units	47,490	44,321
Total Equity	889,526	879,739

Total Liabilities and Equity	$2,124,036	$2,155,536

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 8

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2017	March 31, 2016
Revenues:
Hotel Operating Revenues:
Room	$90,769	$94,479
Food & Beverage	10,736	7,210
Other Operating Revenues	6,447	5,158
Total Hotel Operating Revenues	107,952	106,847
Other Revenue	46	23
Total Revenues	107,998	106,870

Operating Expenses:
Hotel Operating Expenses:
Room	21,304	22,751
Food & Beverage	9,557	6,302
Other Operating Revenues	36,406	36,665
Total Hotel Operating Expenses	67,267	65,718
Hotel Ground Rent	807	893
Real Estate and Personal Property Taxes and Property Insurance	7,626	9,156
General and Administrative	3,196	2,994
Share Based Compensation	1,429	2,406
Acquisition and Terminated Transaction Costs	700	1,508
Depreciation and Amortization	19,462	20,060
Total Operating Expenses	100,487	102,735

Operating Income	7,511	4,135

Interest Income	125	46
Interest Expense	(9,849)	(12,221)
Other Expense	(399)	(123)
Gain on Disposition of Hotel Properties	18,731	-
Loss on Debt Extinguishment	(274)	(42)
Income (Loss) before Results from Unconsolidated Joint Venture Investments and Income Taxes	15,845	(8,205)

Unconsolidated Joint Ventures
Loss from Unconsolidated Joint Ventures	(3,886)	(214)
Gain from Remeasurement of Investment in Unconsolidated Joint Venture	16,239	-
Income (Loss) from Unconsolidated Joint Venture Investments	12,353	(214)

Income (Loss) before Income Taxes	28,198	(8,419)

Income Tax Expense	(2,243)	-

Net Income (Loss)	25,955	(8,419)

(Income) Loss Allocated to Noncontrolling Interests	(1,181)	687
Preferred Distributions	(6,042)	(3,589)

Net Income (Loss) Applicable to Common Shareholders	$18,732	$(11,321)

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 9

Earnings per Share:
BASIC
Net Income (Loss) Applicable to Common Shareholders	$0.45	$(0.26)

DILUTED
Net Income (Loss) Applicable to Common Shareholders	$0.44	$(0.26)

Weighted Average Common Shares Outstanding:
Basic	41,716,958	44,379,327
Diluted	42,110,911	44,379,327

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 10

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back non-cash share based compensation expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back contingent considerations;
•	adding back amortization of deferred financing costs;
•	adding back adjustments for the amortization of discounts and premiums;
•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•	adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 11

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO,  because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding the our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units.    Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 12

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2017	March 31, 2016

Net income (loss) applicable to common shares	$18,732	$(11,321)
Income (loss) allocated to noncontrolling interest	1,181	(687)
(Income) loss from unconsolidated joint ventures	(12,353)	214
Gain on disposition of hotel properties	(18,731)	-
Depreciation and amortization	19,462	20,060
Funds from consolidated hotel operations applicable to common shares and Partnership units	8,291	8,266

Income (loss) from unconsolidated joint venture investments	12,353	(214)
Income from remeasurement of investment in unconsolidated joint ventures	(16,239)	-
Depreciation and amortization of difference between purchase price and historical cost	(302)	120
Interest in depreciation and amortization of unconsolidated joint ventures	4,134	606
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(54)	512

Funds from Operations applicable to common shares and Partnership units	8,237	8,778

Add:
Non-cash share based compensation expense	1,429	2,406
Acquisition and terminated transaction costs	700	1,508
Tax expense related to gain from remeasurement of investment in unconsolidated joint venture	1,853	-
Amortization of deferred financing costs	648	660
Interest in amortization of deferred financing costs of unconsolidated joint venture	367	-
Amortization of discounts and premiums	(174)	(386)
Deferred financing costs and debt premium written off in debt extinguishment	274	42
Straight-line amortization of ground lease expense	159	162

Adjusted Funds from Operations	$13,493	$13,170

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.30	$0.28

Diluted Weighted Average Common Shares and Partnership Units Outstanding	44,741,968	46,895,449

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 13

Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2017	March 31, 2016

Net income (loss) applicable to common shareholders	$18,732	$(11,321)
Income (loss) allocated to noncontrolling interest	1,181	(687)
(Income) loss from unconsolidated joint ventures	(12,353)	214
Gain on disposition of hotel properties	(18,731)	-
Non-operating interest income	(125)	(46)
Distributions to Preferred Shareholders	6,042	3,589
Interest expense	9,849	12,221
Income tax expense	2,243	-
Deferred financing costs and debt premium written off in debt extinguishment	274	42
Depreciation and amortization	19,462	20,060
Acquisition and terminated transaction costs	700	1,508
Non-cash share based compensation expense	1,429	2,406
Straight-line amortization of ground lease expense	159	162

Adjusted EBITDA from consolidated hotel operations	28,862	28,148

Income (loss) from unconsolidated joint venture investments	12,353	(214)
Gain on remeasurement of investment in unconsolidated joint venture	(16,239)	-
Depreciation and amortization of difference between purchase price and historical cost	(302)	120
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	5,647	1,725

Adjusted EBITDA from unconsolidated joint venture operations	1,459	1,631

Adjusted EBITDA	$30,321	$29,779

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 14

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Peter Majeski, Manager of Investor Relations & Finance

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 15